Exhibit 2.3

WRITTEN CONSENT OF SHAREHOLDERS HOLDING A MAJORITY OF ISSUED AND
OUTSTANDING SHARES OF COMMON STOCK OF
TRUDY CORPORATION IN LIEU OF MEETING

Under Section 228 of the
Delaware General Corporation Law and
Art. II, Sec. 10 of By-Laws of Trudy Corporation

The undersigned shareholders of Trudy Corporation, a Delaware corporation (the “Corporation”), holding a majority of the issued and outstanding shares of common stock of the Corporation, do hereby consent this 17th day of March, 2010 to the adoption of the resolutions set forth below in connection with the dissolution of the Corporation, subject to the condition set forth in such resolutions, the preparation, filing with the SEC and mailing to shareholders of an Information Statement to all shareholders of the Corporation relating to such dissolution, and the taking of all actions required and advisable relating thereto:

WHEREAS, the Board of Directors of the Corporation has deemed it advisable and in the best interests of the Corporation and its shareholders that, subject to the conditions set forth below, the Corporation be dissolved, has approved such dissolution, has directed that such proposed dissolution be submitted to the shareholders of the Corporation for their approval and has recommended to such shareholders that they approve such dissolution;

NOW, THEREFORE, BE IT RESOLVED, that the dissolution of the Corporation be, and it hereby is, approved, to be effected as soon as practicable after the closing of the sale of substantially all the assets of, and the assumption of certain liabilities of, the Corporation by MMAC, LLC, provided, however, that such dissolution need not proceed if management of the Corporation shall have determined by the time of such closing, and submitted to the Board of Directors for its consideration and approval within a reasonable time after such closing, an economically viable alternative by which the corporate shell remaining after such closing would be sold; and

FURTHER RESOLVED, that the preparation of an Information Statement (the “Information Statement”) complying with federal securities laws and the rules and regulations of the Securities and Exchange Commission (the “SEC”), the filing thereof with the SEC and the mailing thereof to all shareholders of the Corporation (constituting notice to each shareholder as required under Delaware law), the preparation of a certificate of dissolution complying with the Delaware General Corporation Law, the filing thereof with the Secretary of State of Delaware, and the taking of all actions required and advisable relating to such dissolution be, and they hereby are, approved and authorized on behalf of the Corporation in all respects; and

FURTHER RESOLVED, that the following actions be, and they hereby are, authorized in connection with such dissolution of the Corporation: the removal of the Common Stock of the Corporation from trading through the facilities of the pink sheets and the deregistration of such Common Stock with the SEC under the terms and provisions of the Securities Exchange Act of 1934; and

FURTHER RESOLVED, that notwithstanding this Written Consent of shareholders of the Corporation holding a majority of the issued and outstanding shares of Common Stock of the Corporation to the dissolution, the Board of Directors of the Corporation may abandon such proposed dissolution in the future without further action by the shareholders; and

FURTHER RESOLVED, that any and all actions heretofore or hereafter taken by the officers or directors of the Corporation within the terms of any of the foregoing resolutions are hereby ratified and confirmed as the act and deed of the Corporation; and

FURTHER RESOLVED, that each of the officers and directors of the Corporation is hereby authorized and directed to execute and deliver any and all documents and to take such other action as they deem necessary, advisable, or appropriate to carry out the purposes and intent, but within the limitations, of the foregoing resolutions.

(SIGNATURES ON FOLLOWING PAGE)

IN WITNESS WHEREOF, the shareholders of Trudy whose names are set forth below have executed this Written Consent as of the date first set forth above.

Name of Shareholder	% Ownership of Shares

/s/ William W. Burnham
William W. Burnham	187,584,467(26.76%)

/s/ Alice B. W Burnham
Alice B. Burnham	129,503,806(18.48%)

/s/ Ashley C. Andersen Zantop
Ashley C. Andersen Zantop	33,673,808(4.80%)

/s/ Fell C. Herdeg
Fell C. Herdeg	1,300,000(0.19%)

/s/ William Herrmes
William Hermes	9,100,000(1.30%)

TOTAL =	51.53%